Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND
CONSOLIDATED STATEMENTS OF OPERATIONS

On September 29, 2005, Fischer Imaging Corporation (“Fischer”) completed the sale (the “Asset Sale”) to Hologic, Inc. (“Hologic”) of substantially all of the intellectual property rights related to its mammography business and products, including rights to Fischer’s SenoScan digital mammograpy and MammoTest stereotactic breast biopsy systems (the “Mammography Assets”).  The sale occurred pursuant to the Asset Purchase Agreement between the Company and Hologic dated June 22, 2005.  Fischer received a total purchase price of $32 million for the Mammography Assets, which was reduced by amounts outstanding and due to Hologic under the $5 million secured term loan, resulting in net proceeds to Fischer at closing of $26.9 million.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and six months ended June 30, 2005 give effect to the sale of the Mammography Assets as if the sale had been completed on January 1, 2004.  The unaudited pro forma consolidated balance sheet as of June 30, 2005 gives effect to the Asset Sale as if the transaction occurred on June 30, 2005.

The unaudited pro forma consolidated statements of operations and unaudited pro forma consolidated balance sheet were derived by adjusting the historical consolidated financial statements of Fischer, which includes the results of operations of the Mammography Assets.  The unaudited pro forma consolidated balance sheet and consolidated statements of operations are provided for informational purposes only and should not be construed to be indicative of Fischer’s consolidated financial position or results of operations had the transactions been consummated on the date assumed and do not project Fischer’s consolidated financial position or results of operations for any future period or date.  It does not reflect reductions in common costs to be realized upon the sale of the Mammography Assets.  No assurance can be given that these reductions in common costs will be realized.

The unaudited pro forma consolidated balance sheet and consolidated statements of operations and accompanying notes should be read in conjunction with Fischer’s historical consolidated financial statements and notes thereto included in Fischer’s Annual Report for the year ended December 31, 2004, its quarterly report for the quarter ended June 30, 2005 and the Unaudited Consolidated Carve-Out Statement of Operations of the Mammography Assets included in the Definitive Proxy Statement filed on August 29, 2005.

Fischer Imaging Corporation

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2005

(in thousands except share data)

	Fischer Historical	Pro Forma Disposition		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$2,823	$13,033	(a),(b),(c),(d),(e),(f)	$15,856
Accounts receivable, net of allowance for doubtful accounts	7,059	—		7,059
Inventories, net	10,948	—		10,948
Debt issue costs	1,499	(1,499	)(b)	—
Prepaid expenses and other current assets	987	—		987
Total current assets	23,316	11,534		34,850
Property and equipment:
Manufacturing equipment	5,553	—		5,553
Office equipment and leasehold improvements	6,078	—		6,078
Total property and equipment	11,631	—		11,631
Less: accumulated depreciation	(8,050)	—		(8,050)
Property and equipment, net	3,581	—		3,581
Intangible assets, net	1,011	—		1,011
Other	—	—		—
Total assets	$27,908	$11,534		$39,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,840	$—		$10,840
Senior secured promissory notes	7,000	(7,000	)(b)	—
Junior secured promissory note	5,000	(5,000	)(d)	—
Stock warrant obligation	1,800	(1,800	)(c)	—
Accrued salaries and wages	1,278	—		1,278
Customer deposits	3,053	—		3,053
Accrued warranties	2,288	—		2,288
Deferred service revenue	1,679	—		1,679
Other current liabilities	3,122	(257	)(e)	2,865
Total current liabilities	36,060	(14,057)		22,003
Long-term debt	—	—		—
Non-current deferred revenue	912	—		912
Total liabilities	36,972	(14,057)		22,915
Stockholders’ Equity:
Preferred Stock, 5,000,000 shares authorized:
Series C Junior participating preferred stock	—	—		—
Series D Convertible preferred stock	—	—		—
Common stock	94	—		94
Paid-in-capital	49,455	—		49,455
Accumulated deficit	(58,317)	25,591	(a),(b),(c),(e),(f)	(32,726)
Accumulated other comprehensive loss	(296)	—		(296)
Total stockholders’ (deficit) equity	(9,064)	25,591		16,527
Total liabilities and stockholders’ equity	$27,908	$11,534		$39,442

The accompanying Notes are an integral part of the Unaudited Pro Forma Consolidated Balance Sheet.

Fischer Imaging Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the six-months ended June 30, 2005

(in thousands except per share data)

	Fischer Historical	Pro Forma Disposition (g)	Pro Forma
Revenues	$25,643	$12,913	$12,730
Cost of sales	27,201	13,091	14,110
Gross profit	(1,558)	(178)	(1,380)
Operating expenses:
Research and development	4,002	1,566	2,436
Selling and marketing	4,046	3,031	1,015
General and administrative	4,795	—	4,795
Total operating expenses	12,843	4,597	8,246
Loss from operations	(14,401)	(4,775)	(9,626)
Other income (expense):
Other financing expense	(12)	—	(12)
Interest expense	(1,212)	—	(1,212)
Interest income	5	—	5
Other	(64)	—	(64)
Total other income (expense)	(1,283)	—	(1,283)
Loss before income taxes	(15,684)	(4,775)	(10,909)
Provision for income taxes	—	—	—
Net loss	$(15,684)	$(4,775)	$(10,909)

Net loss per share:
Basic	$(1.67)	$(0.51)	$(1.16)
Diluted	$(1.67)	$(0.51)	$(1.16)
Weighted average shares used to calculate net loss per share:
Basic	9,383		9,383
Diluted	9,383		9,383

The accompanying Notes are an integral part of the Unaudited Pro Forma Consolidated Statement of Operations.

Fischer Imaging Corporation

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2004

(in thousands except per share data)

	Fischer Historical	Pro Forma Disposition (g)	Pro Forma
Revenues	$64,040	$35,080	$28,960
Cost of sales	51,171	22,045	29,126
Gross profit	12,869	13,035	(166)
Operating expenses:
Research and development	6,531	875	5,656
Selling and marketing	10,469	7,910	2,559
General and administrative	7,917	—	7,917
Total operating expenses	24,917	8,785	16,132
Loss from operations	(12,048)	4,250	(16,298)
Other income (expense):
Interest expense	(66)	—	(66)
Interest income	4	—	4
Patent settlement income	5,150	5,150	—
Other	39	—	39
Total other income (expense)	5,127	5,150	(23)
(Loss) income before income taxes	(6,921)	9,400	(16,321)
Provision for income taxes	—	—	—
Net (loss) income	$(6,921)	$9,400	$(16,321)
Net (loss) income per share:
Basic	$(0.74)	$1.01	$(1.75)
Diluted	$(0.74)	$1.01	$(1.75)
Weighted average shares used to calculate net (loss) income per share:
Basic	9,353		9,353
Diluted	9,353		9,353

The accompanying Notes are an integral part of the Unaudited Pro Forma Consolidated Statement of Operations.

Notes to Unaudited Pro Forma Consolidated Balance Sheet and Consolidated
Statements of Operations

1.                                      GENERAL

All products are manufactured in a shared manufacturing and administrative facility and, other than manufacturing overhead costs, a portion of such shared resources are not allocated to individual product lines.  In addition, Fischer does not capture assets or liabilities by product line or for the Mammography Assets.  Therefore, a portion of the historical common costs could not be directly identified to the Mammography Assets included in these pro forma financial statements.

The common costs that were not allocated consist of the following:

•                  Research and development costs that could not be specifically identified to Mammography Assets;

•                  Selling expense overhead; and

•                  General and administrative expenses relating to the Asset Sale.

The results of disposed operations in the Unaudited Pro Forma Consolidated Statements of Operations exclude the nonrecurring gain of $31.09 million relating to the Asset Sale, the $4.0 million payment to terminate Fischer’s building lease and the $1.499 million write-off of unamortized debt issue costs, as they will be reflected in the historical income statement when the transaction is consummated.

2.                                      PRO FORMA ADJUSTMENTS

(a)                                  This pro forma adjustment reflects the sale of the Mammography Assets as follows (in thousands):

Sale proceeds	$32,000
Estimated selling expenses	(800)
	31,200
Net book value of assets sold	—	(1)

Gain on sale of assets	31,200
Income tax expense	(110	)(2)
Gain on sale, net of tax	$31,090

(1)        The value of the Mammography Assets sold are zero on Fischer’s balance sheet.

(2)        Management currently estimates that its federal and state net operating loss carryforwards will be adequate to ensure that only alternative minimum tax (“AMT”) will be paid.  Management currently estimates that AMT will be $110,000.

On June 22, 2005, Fischer received a $5.0 million loan from Hologic, which reduced the cash received at the closing of the Asset Sale.

(b)                                 To record the payment of the senior secured promissory note of $7.0 million to ComVest upon closing of the Purchase Agreement.  The unamortized debt issue costs of $1.499 million are eliminated in the Pro Forma Balance Sheet.

(c)                                  In conjunction with the senior secured promissory notes with ComVest, Fischer issued to ComVest a warrant to purchase 2,000,000 shares of Common Stock at an exercise price of $4.25 per share.  On March 29, 2005, Fischer amended the warrant to provide ComVest with a put option, exercisable at $0.90 per warrant share, upon the occurrence of certain trigger events.  The Asset Sale is a trigger event under the put option, and ComVest exercised its put option effective as of closing.  Therefore, the Pro Forma Consolidated Balance Sheet reflects an adjustment to record the payment to ComVest of $1.8 million.

(d)                                 In connection with the execution of the Asset Sale, Fischer entered into a $5.0 million interest bearing secured term loan with Hologic pursuant to a Loan Agreement, Promissory Note, Security Agreement, Patent Security Agreement and Trademark Security Agreement, each dated as of June 22, 2005.  Hologic deducted all amounts outstanding under the promissory note from the purchase price paid at the closing of the Asset Sale.

(e)                                  To record the payment of accrued interest on the ComVest notes and Hologic loan.

(f)                                    On September 27, 2005, Fischer entered into an Amendment to Lease Agreement with JN Properties, Fischer’s landlord and a company controlled by Morgan Nields, a substantial stockholder and former director, chair of the Board, chief executive officer and chief technology officer of Fischer.  The amendment provides for the amendment of the Lease between Fischer and JN Properties dated July 31, 1992 (the “Lease”) to allow for the early termination of the Lease within 60 days of written notice from Fischer of intent to vacate or May 31, 2006, whichever is earlier.  Fischer paid JN Properties $4.0 million from the proceeds of the Asset Sale, and JN Properties granted its consent to the Asset Sale.

(g)                                 This pro forma adjustment eliminates the historical direct revenues and costs of operations associated with sales of products produced utilizing the Mammography Assets, which Fischer must discontinue selling after the Asset Sale.  The Purchase Agreement permits Fischer to continue to service and support the installed base of SenoScan and MammoTest systems with its existing service organization and fulfill its contractual obligations by providing MammoTest and SenoScan systems to EES and Philips, respectively.